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EXHIBIT INDEX

Company Press Release dated October 22, 2001, titled Stewart & Stevenson Services Provides Fiscal Third Quarter Outlook.



NEWS FROM:                                       STEWART & STEVENSON
                              [LOGO]             CORPORATE HEADQUARTERS
                                                 P.O. BOX 1637
                                                 HOUSTON, TX 77251-1637


                                     Client: Stewart & Stevenson Services, Inc.
                                    Contact: John Doster, CFO
                                             David Stewart, Treasurer
                                             Stewart & Stevenson Services, Inc.
FOR IMMEDIATE RELEASE                        713-868-7700


                                             Ken Dennard / kdennard@easterly.com
                                             Lisa Elliott / lisae@easterly.com
                                             Easterly Investor Relations
                                             713-529-6600


                           STEWART & STEVENSON SERVICES
                      PROVIDES FISCAL THIRD QUARTER OUTLOOK

         HOUSTON - OCTOBER 22, 2001 - STEWART & STEVENSON SERVICES, INC. (NASDAQ: SSSS), a leading manufacturer, distributor, and service provider of industrial and energy related equipment; oilfield and airline ground support equipment; and medium tactical vehicles for the U.S. Army, announced today its financial outlook for its fiscal third quarter ending October 27, 2001.

         Upon preliminary review, the Company expects diluted earnings per share for the third quarter to range between $0.16 and $0.20 before special adjustments. As discussed during management's public conference call on August 23, 2001, fiscal third quarter results will benefit from an $18.5 million settlement with the U.S. Government pertaining to changes in the drive line components of its FMTV truck. The Company plans to use a portion of this settlement to cover costs associated with accelerated implementation of information management system upgrades and rationalization of certain manufacturing activities.

         Michael L. Grimes, President and Chief Executive Officer, stated, "While our Tactical Vehicle Systems Segment continues to meet the needs of its customer with volume and margin rates in the range of our internal estimates, our Airline Products, Petroleum Equipment and Power Products segments have experienced cancelled orders, delayed orders or higher costs, resulting in reduced margin rates and lower than anticipated earnings per share for the third quarter. Actions are underway in these three business segments to reassess staffing, improve cost structures, improve project implementation and work with customers to more efficiently meet their needs.

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         "Looking forward, global economic conditions and the reactions to the terrorist attacks of September 11, especially within the airline and petroleum sectors, have created uncertainty in the short term," continued Mr. Grimes. "However, our Company and balance sheet remain strong and we have confidence that the continued implementation of our five initiatives will benefit our shareholders long term."

         The Company is scheduled to report actual third quarter results on November 29, 2001.

CONFERENCE CALL

         Stewart & Stevenson has scheduled a conference call for Tuesday, October 23, 2001 at 9:30 a.m. eastern time to review this release. Participating in the call will be Michael Grimes, Chief Executive Officer, and John Doster, Chief Financial Officer.

         To take part in the conference call, dial 1-800-589-4298 at least ten minutes before the call begins and request the Stewart & Stevenson Services conference call. A replay will be available approximately two hours after the live broadcast ends and will be accessible until October 30, 2001. To access the replay, dial 719-457-0820 using a pass code of 799534.

         Investors, analysts and the general public will also have the opportunity to listen to the conference call over the Internet by visiting the company's website at http://www.ssss.com. To listen to the live call on the web, please visit the website at least fifteen minutes early to register, download and install any necessary audio software. For those who cannot listen to the live webcast, an archive will be available shortly after the call. For more information, please contact Karen Roan at Easterly Investor Relations at (713) 529-6600 or email KAREN@EASTERLY.COM.

         This press release contains forward-looking statements that are based on management's current expectations, estimates, and projections. These statements are not guarantees of future performance and involve a number of risks, uncertainties and assumptions and are made pursuant to the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995. Many factors, including those discussed more fully elsewhere in this release and in the Company's filings with the Securities and Exchange Commission, particularly its latest annual report on Form 10-K, as well as others, could cause results to differ materially from those stated. Specific important factors that could cause actual results, performance, or achievements to differ materially from such forward-looking statements include risk of

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competition, risks relating to technology, risks of general economic conditions, risks relating to personnel, risks of dependence on government, inherent risks of government contracts, risks of claims and litigation, risks as to global trade matters, risks as to cost controls, risks as to acquisitions, risks as to currency fluctuations, risks as to environmental and safety matters, and risks as to distributorships, all as more specifically outlined in the Company's latest annual report on Form 10-K. In addition, such forward-looking statements could be affected by general industry and market conditions and growth rates, general domestic and international conditions including interest rates, inflation and currency exchange rates and other future factors. Actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements.
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